EXCHANGE AGREEMENT


                                     Between

                               ASCONI CORPORATION
                      (formerly Grand Slam Treasures, Inc.)


                             ASCONI HOLDINGS LIMITED


                                       and


                                   ASCONI LTD.






                              Dated: April 12, 2001

                                TABLE OF CONTENTS

ARTICLE I     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ASCONI CORPORATION

              1.01          Organization.................................1
              1.02          Capitalization...............................1
              1.03          Financial Statements.........................2
              1.04          Information..................................2
              1.05          Options and Warrants.........................2
              1.06          Absence of Certain Changes or Events.........2
              1.07          Litigation and Proceedings...................3
              1.08          Contracts....................................3
              1.09          Material Contract Defaults...................4
              1.10          No Conflict With Other Instruments...........4
              1.11          Governmental Authorizations..................4
              1.12          Compliance With Laws and Regulations.........4
              1.13          Approval of Agreement........................4
              1.14          Material Transactions or Affiliations........4
              1.15          Asconi Corporation Schedules.................5
              1.16          Payroll Taxes and Corporate Taxes ...........6
              1.17          Valid Obligation.............................6

ARTICLE II    REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ASCONI HOLDINGS
              LIMITED

              2.01          Organization.................................6
              2.02          Capitalization...............................6
              2.03          Subsidiaries and Predecessor Corporations....6
              2.04          Filings; Books and Records...................6
              2.05          Information..................................6
              2.06          Options and Warrants.........................7
              2.07          Litigation and Proceedings...................7
              2.08          Contracts....................................7
              2.09          No Conflict With Other Instruments...........8
              2.10          Governmental Authorizations..................8
              2.11          Compliance With Laws and Regulations.........8
              2.12          Approval of Agreement........................8
              2.13          Continuity of Business Enterprises...........8
              2.14          Asconi Holdings Limited Schedules............8
              2.15          Valid Obligation.............................9

ARTICLE III   REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ASCONI LTD.

              3.01          Organization.................................6
              3.02          Capitalization...............................6
              3.03          Subsidiaries and Predecessor Corporations....6
              3.04          Filings; Books and Records...................6
              3.05          Information..................................6
              3.06          Options and Warrants.........................7
              3.07          Absence of Certain Changes or Events.........
              3.08          Title and Related Matters....................
              3.09          Litigation and Proceedings...................7
              3.10          Contracts....................................7
              3.11          Material Contract Defaults...................
              3.12          No Conflict With Other Instruments...........8
              3.13          Governmental Authorizations..................8
              3.14          Compliance With Laws and Regulations.........8
              3.15          Approval of Agreement........................8
              3.16          Material Transactions or Affiliations........
              3.17          Labor Relations..............................
              3.18          Asconi Ltd. Schedules........................8
              3.19          Valid Obligation.............................9

ARTICLE IV    PLAN OF EXCHANGE

              4.01          The Exchange.................................9
              4.02          Closing......................................9
              4.03          Closing Events...............................9
              4.04          Termination..................................9

ARTICLE V     SPECIAL COVENANTS

              5.01          Access to Properties and Records............10
              5.02          Delivery of Books and Records...............11
              5.03          Third Party Consents and Certificates.......11
              5.04          Consent of Asconi Corporation Shareholders..11
              5.05          Actions Prior to Closing....................11
              5.06          Sales Under Rule 144 or 145, If Applicable..11
              5.07          Indemnification.............................12

ARTICLE VI    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND HOLDING

              6.01          Accuracy of Representations and Performance
                            of Covenants................................12
              6.02          Officer's Certificates......................12
              6.03          No Material Adverse Change..................12
              6.04          Approval by Asconi Corporation Shareholders.12
              6.05          No Governmental Prohibitions................13
              6.06          Consents....................................13
              6.07          Other Items.................................13

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF Asconi Corporation AND THE Asconi Corporation SHAREHOLDERS

              7.01           Accuracy of Representations and Performance of
                             Covenants..................................13
              7.02           Officer's Certificate......................13
              7.03           No Governmental Prohibition................13
              7.04           Consents...................................13
              7.05           Other Items................................14

ARTICLE VIII  MISCELLANEOUS

              8.01              Brokers.................................14
              8.02              Governing Law...........................14
              8.03              Notices.................................14
              8.04              Attorney's Fees.........................14
              8.05              Confidentiality.........................14
              8.06              Public Announcements and Filings........15
              8.07              Schedules; Knowledge....................15
              8.08              Third Party Beneficiaries...............15
              8.09              Expenses................................15
              8.10              Entire Agreement........................15
              8.11              Survival; Termination...................15
              8.12              Counterparts............................15
              8.13              Amendment or Waiver.....................15
              8.14              Best Efforts............................15

                               EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 12th day of April 2001, by and between ASCONI CORPORTIAON, a Nevada corporation (hereinafter referred to as "Parent") ASCONI HOLDINGS LIMITED, a British Virgin Islands corporation (hereinafter referred to as "Holdings") and ASCONI LTD., a Republic of Moldova corporation (hereinafter referred to as "Asconi"), (collectively the three companies are hereinafter referred to as the "Parties") upon the following premises:

                                    Premises

     WHEREAS, Parent (formerly Grand Slam Treasures, Inc.), is a publicly held corporation organized under the laws of the State of Nevada;

     WHEREAS, Holdings is a privately held corporation organized under the laws of the British Virgin Islands;

     WHEREAS, Asconi Ltd. is a privately held corporation organized under the laws of the Republic of Moldova;

     WHEREAS, Holdings desires to acquire 100% of the issued and outstanding securities of Asconi Corporation in exchange for the issuance of 12,600,000 shares of Parent (the "Exchange") and Asconi agrees to use its best efforts to cause its shareholders (the "Asconi Shareholders") to exchange their securities of Asconi on the terms described herein; and

     WHEREAS, the Parties desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

                                    Agreement

                                    ARTICLE I

        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PARENT CORPORATION

     As an inducement to, and to obtain the reliance of Asconi except as set forth on the Parent Schedules (as hereinafter defined), Parent represents and warrants as follows:

     Section 1.01 Organization. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Parent Schedules are complete and correct copies of the restated articles of incorporation, and bylaws of Parent as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Parent's articles of incorporation or bylaws. Parent has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Parent has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

     Section 1.02 Capitalization. The authorized capitalization of Parent consists of 100,000,000 shares of common stock, $.001 par value per share, of which 330,000 shares are currently issued and outstanding and 5,000,000 shares of preferred stock, $.001 par value of which none are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03      Financial Statements.
                           --------------------

         (a) Included in the Parent Schedules is the unaudited balance sheet and the related statements of operations of Parent as of December 31, 2000 and the audited financial statements as of June 30, 2000.

         (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Parent balance sheet presents a true and fair view as of the date of such balance sheet of the financial condition of Parent. Parent did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Parent in accordance with generally accepted accounting principles.

         (c)  Parent has no  liabilities  with  respect  to the  payment of any federal, state, county,local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

         (d) Parent has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

         (e) The books and records, financial and otherwise, of Parent are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         (f) All of Parent's assets are reflected on its financial statements, and, except as set forth in the Parent Schedules or the financial statements of Parent or the notes thereto, Parent has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 1.04 Information. The information concerning Parent set forth in this Agreement and in the Parent Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Parent has fully disclosed in writing to Asconi (through this Agreement or the Parent Schedules) all information relating to matters involving Parent or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Parent or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Parent, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing , including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 1.05 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Parent common stock, except options, warrants, calls or commitments, if any, to which Parent is not a party and by which it is not bound.

         Section 1.06 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Parent Schedules, since December 31, 2000 there has been a change in the business and assets of Parent as is required to the best knowledge of Parent, Parent has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Parent.

         Section 1.07 Litigation and Proceedings. Except as set forth in the Parent Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Parent after reasonable investigation, threatened by or against Parent or affecting Parent or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Parent does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

          Section 1.08     Contracts.
                           ---------

         (a) Except as included or described in the Parent Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Parent is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least twenty-five thousand dollars ($25,000));

         (b) All contracts, agreements, franchises, license agreements, and other commitments to which Parent is a party or by which its properties are bound and which are material to the operations of Parent taken as a whole are valid and enforceable by Parent in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

         (c) Parent is not a party to or bound by, and the properties of Parent are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Parent; and

         (d) Except as included or described in the Parent Schedules or reflected in the most recent Parent balance sheet, Parent is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice;
         (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Parent is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Parent.

         Section 1.09 Material Contract Defaults. Parent is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Parent and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Parent has not taken adequate steps to prevent such a default from occurring.

         Section 1.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Parent is a party or to which any of its properties or operations are subject.

         Section 1.11 Governmental Authorizations. Except as set forth in the Parent Schedules, Parent has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby.

         Section 1.12 Compliance With Laws and Regulations. Except as set forth in the Parent Schedules, to the best of its knowledge Parent has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Parent, or except to the extent that noncompliance would not result in the occurrence of any material liability for Parent.

         Section 1.13 Approval of Agreement. The board of directors of Parent has authorized the execution and delivery of this Agreement by Parent and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Parent Shareholders that the Exchange be accepted by them.

         Section 1.14 Material Transactions or Affiliations. Set forth in the Parent Schedules is a description of every contract, agreement, or arrangement between Parent and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Parent to own beneficially, 5% or more of the issued and outstanding common stock of Parent and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Parent Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Parent has, or has had since inception of Parent, any known interest, direct or indirect, in any transaction with Parent which was material to the business of Parent. There are no commitments by Parent, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section 1.15 Parent Schedules. Parent has delivered to Asconi the following schedules, which are collectively referred to as the "Parent Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Parent as complete, true, and correct as of the date of this Agreement in all material respects:

          (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Parent in effect as of the date of this Agreement;

          (b)  a  schedule   containing  the  financial   statements  of  Parent
          identified in paragraph 1.03(a);

          (c) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Parent carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Parent);

          (d) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Parent Schedules by Sections 1.01 through 1.14.

     Parent shall cause the Parent Schedules and the instruments and data delivered to Asconi Holdings Limited hereunder to be promptly updated after the date hereof up to and including the Closing .

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Parent. Parent shall have until April 30, 2001 to provide such schedules. If Parent cannot or fails to do so, or if Asconi Holdings Limited acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Asconi may terminate this Agreement by giving written notice to Parent within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Asconi may consider a disclosure in the Parent Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 1.03(a), taken as a whole.

     Section 1.16 Payroll Taxes and Corporate Taxes. All of the payroll taxes and corporate taxes owed by Parent up to the date of Closing shall remain the responsibility of Parent.

     Section 1.17 Valid Obligation. This Agreement and all agreements and other documents executed by Parent in connection herewith constitute the valid and binding obligation of Parent, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ASCONI HOLDINGS LIMITED

     As an inducement to, and to obtain the reliance of Asconi and the Asconi Shareholders, except as set forth in the Holdings Schedules (as hereinafter defined), Holdings represents and warrants as follows:

     Section 2.01 Organization. Holdings is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Holdings Schedules are complete and correct copies of the Memorandum and Articles of Association of Holdings as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Holding's Memorandum and Articles of Association. Holdings has taken all action required by law, its Memorandum and Articles of Association, or otherwise to authorize the execution and delivery of this Agreement, and Holdings has full power, authority, and legal right and has taken all action required by law, its Memorandum and Articles of Association, or otherwise to consummate the transactions herein contemplated.

     Section 2.02 Capitalization. Holding's authorized capitalization consists of 50,000 shares of common stock, $1.00 par value of which 1,000 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 2.03 Subsidiaries and Predecessor Corporations. Holdings does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Holdings" also includes those subsidiaries, if any, set forth on Schedule 2.03.

     Section 2.04 Filings: Books and Records. The books and records, financial and otherwise, of Holdings are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

     Section 2.05 Information. The information concerning Holdings set forth in this Agreement and the Holdings Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Asconi Holdings Limited, except as described in Schedule 2.06 (the "Existing Rights").

     Section 2.07 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Asconi Holdings Limited after reasonable investigation, threatened by or against Asconi Holdings Limited or affecting Asconi Holdings Limited or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in
Schedule 2.07. Asconi Holdings Limited has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

     Section 2.08 Contracts.
                  ---------
          (a) Asconi Holdings Limited is not a party to, and its assets, are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.08.

          (b) Holdings is not a party to or bound by, and the properties of Holdings are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Holdings.

     Section  2.09 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Holdings is a party or to which any of its assets or operations are subject.

     Section 2.10 Governmental Authorizations. Holdings has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Holdings of this Agreement and the consummation by Holdings of the transactions contemplated hereby.

     Section 2.11 Compliance With Laws and Regulations. To the best of its knowledge, Holdings has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Holdings or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

     Section 2.12 Approval of Agreement. The board of directors of Holdings has authorized the execution and delivery of this Agreement by Holdings and has approved this Agreement and the transactions contemplated hereby.

         Section 2.13 Continuity of Business Enterprises. Holdings has no commitment or present intention to liquidate Asconi or sell or otherwise dispose of a material portion of Asconi's business or assets following the consummation of the transactions contemplated hereby.

         Section 2.14 Asconi Holdings Limited Schedules. Holdings has delivered to Asconi the following schedules, which are collectively referred to as the "Holdings Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Holdings to be complete, true, and accurate in all material respects as of the date of this Agreement:

          (a) a schedule containing complete and accurate copies of the Memorandum and Articles of Association of Holdings as in effect as of the date of this Agreement;

          (b) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Holdings Schedules by Sections 2.01 through 2.13.

         Holdings shall cause the Holdings Schedules and the instruments and data delivered to Asconi hereunder to be promptly updated after the date hereof up to and including the Closing .

         Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by Holdings in connection herewith constitute the valid and binding obligation of Holdings, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ASCONI LTD.

         As an inducement to, and to obtain the reliance of Parent except as set forth in the Asconi Schedules (as hereinafter defined), Asconi represents and warrants as follows:

         Section 3.01 Organization. Asconi is a corporation duly organized, validly existing, and in good standing under the laws of the Republic of Moldova and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Asconi Schedules are complete and correct copies of the Charter of Asconi as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Asconi's Charter. Asconi has taken all action required by law, its Charter, or otherwise to authorize the execution and delivery of this Agreement, and Asconi has full power, authority, and legal right and has taken all action required by law, its Charter, or otherwise to consummate the transactions herein contemplated.

         Section 3.02 Capitalization. Asconi's authorized capital of Asconi is 5,400 Lei of which 5,400 Lei has been issued and is outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 3.03 Subsidiaries and Predecessor Corporations. Asconi does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 3.03. For purposes hereinafter, the term "Asconi" also includes those subsidiaries, if any, set forth on Schedule 3.03.

         Section 3.04 Filings: Books and Records. The books and records, financial and otherwise, of Asconi are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

     Section 3.05 Information. The information concerning Asconi set forth in this Agreement and the Asconi Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 3.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Asconi except as described in Schedule 3.06 (the "Existing Rights").

     Section 3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Asconi Schedules, since December 31, 2000.

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Asconi or (ii) any damage, destruction, or loss to Asconi (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Asconi;

          (b) to the best knowledge of Asconi, Asconi has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Parent.

         Section 3.08 Title and Related Matters. Asconi has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Asconi balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Asconi Schedules. Except as set forth in the Asconi Schedules, Asconi owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Asconi's business. Except as set forth in the Asconi Schedules, no third party has any right to, and Asconi has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Asconi or any material portion of its properties, assets, or rights.

         Section 3.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Asconi after reasonable investigation, threatened by or against Asconi or affecting Asconi or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 3.09. Asconi has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 3.10      Contracts.
                           ----------

         (a) Asconi is not a party to, and its assets, are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 3.10.

         (b) Holdings is not a party to or bound by, and the properties of Asconi are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Asconi.

         Section 3.11 Material Contract Defaults. Asconi is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Asconi and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Asconi has not taken adequate steps to prevent such a default from occurring.

         Section 3.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Asconi is a party or to which any of its assets or operations are subject.

         Section 3.13 Governmental Authorizations. Asconi has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Asconi of this Agreement and the consummation by Asconi of the transactions contemplated hereby.

         Section 3.14 Compliance With Laws and Regulations. To the best of its knowledge, Asconi has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Asconi or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 3.15 Approval of Agreement. The board of directors of Asconi has authorized the execution and delivery of this Agreement by Asconi and has approved this Agreement and the transactions contemplated hereby.

         Section 3.16 Material Transactions or Affiliations. Set forth in the Asconi Schedules is a description of every contract, agreement, or arrangement between Asconi and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Asconi to own beneficially, 5% or more of the issued and outstanding common stock of Asconi and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Asconi Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Asconi has, or has had since inception of Asconi any known interest, direct or indirect, in any transaction with Asconi which was material to the business of Asconi. There are no commitments by Parent, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 3.17 Labor Relations. Asconi has not had work stoppage resulting from labor problems. To the knowledge of Asconi no union or other collective bargaining organization is organizing or attempting to organize any employee of Waterford Sterling.

         Section 3.18 Asconi Ltd Schedules. Asconi has delivered to Parent the following schedules, which are collectively referred to as the "Asconi Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Asconi to be complete, true, and accurate in all material respects as of the date of this
Agreement:

         (a) a schedule containing complete and accurate copies of the Charter of Asconi as in effect as of the date of this Agreement;

         (b) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Asconi Schedules by Sections 3.01 through 3.17.

         Asconi shall cause the Asconi Schedules and the instruments and data delivered to Parent hereunder to be promptly updated after the date hereof up to and including the Closing .

         Section 3.19 Valid Obligation. This Agreement and all agreements and other documents executed by Asconi in connection herewith constitute the valid and binding obligation of Asconi enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE IV

                                PLAN OF EXCHANGE

         Section 4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing (as defined in Section 4.02), Parent shall issue 12,600,000 shares of Parent common stock to Parent to obtain 100% of the stock and ownership of Asconi which shall constitute 70% of the post SB-2 issued and outstanding shares of Parent Common Stock. Each Shareholder of Asconi who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Asconi; the objective of such Exchange being the acquisition by Parent of 100% of the issued and outstanding common stock of Asconi. In the event the Exchange is consummated, as provided in Section 4.05, but less than 100% of the common stock of is delivered to Parent, the number of shares issuable by Parent to the Asconi Shareholders as described above shall be reduced proportionately. At the Closing, each Asconi Shareholders shall, on surrender of his certificate or certificates representing such Asconi shares to Parent or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Parent shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Asconi Shareholders, 70% of the shares of capital stock of Parent after the SB-2 Registration shall be held by Asconi Shareholders.

     Section  4.02  Closing.   The  closing   ("Closing")  of  the  transactions
contemplated by this Agreement shall take place at a mutually agreeable time and place.

     Section 4.03 Closing Events. At the Closing, Parent and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. This Agreement shall become effective as of Closing.

     Section 4.04 Termination.

     (a) This Agreement may be terminated by the board of directors of either Parent or Holdings at any time prior to the Closing if:

          (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph (a) of Section 4.04, no obligation, right or liability shall arise hereunder, and each party shall bear its own costs and expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated by the board of directors of Asconi at any time prior to the Closing if:

          (i) the board of directors of Asconi Holdings Limited determines in good faith that one or more of Parent's conditions to Closing has not occurred, through no fault of Asconi Holdings Limited.

          (ii) Asconi takes the termination action specified in Section 3.18 as a result of Parent's Schedules or updates thereto which Asconi finds unacceptable; or

          (iii) Parent shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Parent contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

     If this Agreement is terminated pursuant to this paragraph (b) of Section 4.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that each shall bear its own costs as well in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

          (c) This Agreement may be terminated by the board of directors of Parent at any time prior to the Closing if Asconi shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Asconi contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within thirty (30) days after written notice thereof.

         If this  Agreement  is  terminated  pursuant to this  paragraph  (c) of
Section 4.04, Parent must provide written notice of its intention to terminate and state reasons for such termination, whereby Asconi shall have thirty (30) days to cure such items that are unacceptable to Parent. In the event Asconi shall fail to cure such items, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

                                    ARTICLE V

                                SPECIAL COVENANTS

     Section 5.01 Access to Properties and Records. Each of the Parties will each afford to the officers and authorized representatives of the other Parties full access to their properties, books and records be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information reasonably requested.

     Section 5.02 Delivery of Books and Records. At the Closing, Parent shall deliver to Asconi the copies of the corporate minute books, books of account, contracts, records, and all other books or documents of Parent now in the possession of Parent or its representatives.

     Section 5.03 Third Party Consents and Certificates. All Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 5.04 Consent of Asconi Shareholders. Asconi shall use its best efforts to obtain the consent of all Asconi shareholders to participate in the Exchange.

     Section 5.05 Actions Prior to Closing.

          From and after the date of this Agreement until the Closing and except as set forth in the Schedules of each Party or as permitted or contemplated by this Agreement, each party (subject to paragraph (d) below) respectively, will:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

               (iv) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

               (v) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

Section 5.06    Sales Under Rule 144 or 145, If Applicable.
                -------------------------------------------
     (a) Parent will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     (b) Upon being informed in writing by any such person holding restricted stock of Parent that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Parent will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

     (c) If any certificate representing any such restricted stock is presented to Parent's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Asconi Holdings Limited and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, Parent will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 5.06 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

Section 5.07 Indemnification.

         (a) Parent hereby agrees to indemnify Asconi and each of the officers, agents and directors of Asconi as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

         (b) Asconi hereby agrees to indemnify Parent and each of the officers, agents, and directors of Parent as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                   ARTICLE VI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND HOLDINGS

         The obligations of Parent under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

         Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Asconi in this Agreement were true when made and shall be true at the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing (except for changes therein permitted by this Agreement). Asconi shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Asconi prior to or at the Closing. Parent shall be furnished with a certificate, signed by a duly authorized executive officer of Asconi and dated the Closing, to the foregoing effect.

         Section 6.02 Officer's Certificate. Parent have been furnished with a certificate dated the Closing and signed by a duly authorized officer of Asconi to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Asconi threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Asconi Schedules, by or against Asconi, which might result in any material adverse change in any of the assets, properties, business, or operations of Asconi.

         Section 6.03 No Material Adverse Change. Prior to the Closing , there shall not have occurred any change in the financial condition, business, or operations of Parent nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 3.__.

         Section 6.04 Approval by Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding common stock of Asconi.

         Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Asconi after the Closing on the basis as presently operated shall have been obtained.

Section 6.07      Other Items.
                  ------------
         (a) Parent shall have received a list of Asconi's shareholders containing the name, address, and number of shares held by each Asconi shareholder as of the date of Closing, certified by an executive officer of Asconi as being true, complete and accurate; and

         (b) Parent shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Parent may reasonably request.

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ASCONI

         The obligations of Asconi and the Asconi Shareholders under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

         Section 7.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Parent and Holdings in this Agreement were true when made and shall be true as of the Closing (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing. Additionally, Parent and Holdings shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Parent and Holdings and the directors of Parent and Holdings shall have approved the Exchange and the related transactions described herein.

Asconi shall have been furnished with certificates, signed by duly authorized executive officers of Parent and Holdings and dated the Closing , to the foregoing effect.

         Section 7.02 Officer's Certificate. Asconi shall have been furnished with certificates dated the Closing and signed by duly authorized executive officers of Parent and Holdings, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Parent and Holdings threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Parent and Holdings Schedules, by or against Parent and Holdings, which might result in any material adverse change in any of the assets, properties or operations of Parent and Holdings.

         Section 7.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 7.04 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of each party after the Closing on the basis as presently operated shall have been obtained.

         Section 7.05 Other Items.  Asconi shall have received further opinions,
documents,   certificates,   or   instruments   relating  to  the   transactions
contemplated hereby as Asconi may reasonably request.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section  8.01  Brokers.  The Parties  agree that,  except as set out on
Schedule 8.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Parties each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 8.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States,.

         Section 8.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

    If to Parent or Holdings to:   Asconi Corporation
                                   1221 West Colonial Drive, Suite 205
                                   Orlando, FL 32804
                                   Attn:Vadim Enikeev

    With copies to:                Hank Vanderkam, Esq.
                                   Vanderkam & Sanders
                                   440 Louisiana, Suite 475
                                   Houston, Texas 77002

    If to Asconi:                  Asconi Ltd.
                                   Republic of Moldova, District Chisinau,
                                   Village Puhoi, Chisinau, Str.  Sciusev 53
                                   Attn: Jitaru Constantin Petru

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

         Section 8.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

         Section 8.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 8.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 8.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 8.08 Third Party Beneficiaries. This contract is strictly between Parent Holding and Asconi and Parent, and, except as specifically provided, no director, officer, stockholder (other than the Parent Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 8.09 Expenses. Subject to Sections 4.04 and 8.04 above, whether or not the Exchange is consummated, each Party hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 8.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 8.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing and the consummation of the transactions herein contemplated for a period of two years.

         Section 8.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 8.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing , this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 8.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

                  IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                             ASCONI CORPORATION

______________________             BY:______________________
Secretary or Assistant Secretary      ______________________, President


ATTEST:                             ASCONI HOLDINGS LIMITED

______________________              BY:______________________
Secretary or Assistant Secretary       ______________________President


ATTEST:                             ASCONI LTD.

_______________________             By:______________________
Secretary or Assistant Secretary       ______________________President


         The undersigned shareholders of Asconi Ltd. hereby agree to participate in the Exchange on the terms set forth above. Subject to Section 8.11 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of Asconi set out in Article III hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.



                                            ____________, individually



                                            ____________, individually



                                            ____________, individually



                                            ____________, individually


         The undersigned officers of Asconi Corporation and Asconi Holdings Limited hereby agree to approve the foregoing Agreement and the transactions contemplated thereby. Subject to Section 8.11 above, the undersigned hereby represents and affirms that they have read each of the representations and warranties of Asconi Corporation set out in Article I hereof and of Asconi Holding Limited set out in Article II hereof, and that, to the best of his knowledge, all of such representations and warranties are true and correct.

                                             ASCONI CORPORATION


                                             _______________________
                                             _______________________President

                                             ASCONI HOLDINGS LIMITED


                                             _______________________
                                             _______________________President